Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-231347, 333-236971, 333-254838, 333-263807, 333-271522 and 333-283160) and on Form S-3 (Nos. 333-283162 and 333-271949) of Milestone Pharmaceuticals Inc. of our report dated March 13, 2025, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP
Montréal, Canada
March 13, 2025